Exhibit 10.14

LEAKOUT AGREEMENT

              This AGREEMENT (the “Agreement”) is made as of the 15th day of January 2010, by the undersigned (“Holder”), in connection with his, her or its ownership of shares of China Yongxin Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1.           Background.

a.           Holder is the beneficial owner of 2,638,099 shares of the Common Stock, $0.001 par value, of the Company (“Common Stock”).

b.           Holder acknowledges that the Company has entered into or will enter into an equity-linked financing in a private placement with one of more accredited investors (“Subscribers”) under a subscription agreement (“Purchase Agreement”) dated on or around the date of this Agreement, in order to raise capital for its operations (“Offering”) involving the issuance of convertible notes (“Notes”).

c.           Holder understands that, as a condition to proceeding with the Offering, the investors in the Offering have required, and the Company has agreed to obtain on behalf of the investors, an agreement from the Holder to limit certain sales of securities of the Company for as long as the Notes are outstanding (“Restriction Period”) except as described below.

2.           Sale Restriction.

a.           Rule 144.  Holder agrees to comply at all times with the requirements of Rule 144 promulgated under the Securities Act of 1933.

b.           Restriction on Sale.  In addition to the applicable restrictions under Rule 144 as described in Section 2(a) above, Holder hereby agrees that during the Restriction Period:

(i)           for every share sold at a sale price of over $0.50 per share (as appropriately adjusted for stock splits, recapitalizations and similar events), the Holder will not be subject to any restrictions in addition to Section 2(a); and

(ii)           for every share sold below a sale price of $0.50 per share (as appropriately adjusted for stock splits, recapitalizations and similar events) during the Restriction Period, notwithstanding the foregoing the Holder shall be subject to an aggregate maximum limit on the sale of such shares of 1.00% of the total number of shares of outstanding Common Stock of the Company during any ninety-day period, calculated at the commencement of such ninety day period; this paragraph 2(b)(ii) shall not apply in connection with an offer made to all stockholders of the Company in connection with merger, consolidation or similar transaction involving the Company.

At the first closing of the Offering, the Company will advise the Holder of the number of shares of Common Stock which it believes the Holder may sell under Rule 144 and under 2(a) above, at such time.

At the first closing of the Offering, the Company will advise the Holder of the number of shares of Common Stock which it believes the Holder may sell pursuant to Section 2(b)(ii) during the applicable ninety-day period.  On each occasion where the closing price for the Common Stock is below $0.50 per share, upon written request the Company will advise the Holder of the number of shares of Common Stock which it believes the Holder may sell pursuant to Section 2(b)(ii) during the applicable ninety-day period.

c.           Notice of Lapse of Restrictions.  The Company agrees to provide prompt notice to the Holder in the event that the Notes are repaid or otherwise discharged.

d.           Contingent Payment. Provided that the Holder executes and delivers this Agreement to the Company, and conditioned upon the first closing of the Offering with minimum gross proceeds of $350,000, the amount of Twenty Thousand Dollars ($20,000) shall be disbursed on the Offering closing date by Grushko & Mittman P.C. as escrow agent for the Company and investors, to Holder’s account by wire transfer to:

Account Holder:	Umesh Patel
Routing #:	xxxxxxxxx
Account #:	xxxxxxxxxx
Bank:	Bank of America
Glendale Main
345 N. Brand Blvd.
Glendale, CA

e.           Additional Conditions.  (i) Holder’s acceptance is subject to the Offering closing on or before January 20, 2010 in the minimum gross amount of $350,000, and (ii) the Company shall provide at its sole expense a legal opinion as to what date Holder’s shares are no longer restricted under Rule 144.

f.           Broker.  In connection with the sale of the Common Stock, the Holder agrees to (a) use and maintain one (1) broker (“Broker”) for the sale of Common Stock during the Restriction Period, (2) inform such Broker of the sale restrictions in this Agreement, and (3) the Company at its sole expense shall provide up to one legal opinion per ninety day period regarding the numbers of shares of Common Stock that may be sold pursuant to this Agreement.

g.           Sale Information.  Holder agrees to cause its Broker to provide a copy of each sale ticket evidencing each sale of Common Stock made during the Restriction Period to the Company and to the collateral agent appointed by the investors, within five days of such sale, to the following contacts:

(1)	Collateral Agents, LLC
111 West 57th Street, Suite 1416
New York, NY 10019
Attn: General Counsel
Facsimile: (212) 245-9101

(2)	China Yongxin Pharmaceuticals, Inc.
927 Canada Court
City of Industry, CA 91748
Attn: Yongxin Liu, CEO
Facsimile: (626) 581-9138

Holder hereby authorizes the Company and Collateral Agent to obtain such sales information from the Holder’s Broker at any time or from time to time during the Restriction Period, as well as any related information, and agrees to inform its Broker of such consent, which may not be revoked during the Restriction Period.

h.           Stop Orders.  Provided that the Company first provides Holder written notice of its intent to do so along with the factual basis for its claim, Holder agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of shares of Common Stock or other securities of the Company, limited to the following instances:

(1)  the Holder proposes or attempts to sell a number of shares of Common Stock in excess of the number of shares permitted pursuant to Section 2(a) as indicated by the Company pursuant to Section 2(b); or

(2) the Holder proposes or attempts to sell a number of shares of Common Stock in excess of the number of shares permitted pursuant to Section 2(b)(ii) as indicated by the Company pursuant to Section 2(b).

The Company agrees not to allow to occur any transaction inconsistent with this Agreement. In the event of any Stop Order that is subsequently found to have been issued by the Company in error, Holder shall be entitled to reimbursement of all losses, costs of suit and reasonable attorney’s fees, in additional to punitive damages equal to 50% of the actual losses sustained by Holder.

i.           Subsequent Issuances.  Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement.

3.           Miscellaneous.

a.           At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement, subject to review and approval by Holder’s legal counsel

b.           This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the state of California.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

c.           All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: China Yongxin Pharmaceuticals, Inc., 927 Canada Court, City of Industry, CA 91748, Attn: Yongxin Liu, CEO, facsimile: (626) 581-9138, with a copy to: Richardson & Patel, LLP, 10900 Wilshire Blvd., Suite 500, Los Angeles, CA 90024, Attn: Nimish Patel, Esq., facsimile: (310) 208-1154, (ii) if to the Holder, to: the addresses and fax numbers indicated on the signature page hereto.

d.           The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder in writing or to which the Holder is subject to by applicable law.

e.           This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

f.           This Agreement may be signed and delivered by facsimile, electronically and such facsimile or electronically signed and delivered Agreement shall be enforceable.

g.           The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

h.            The Holder acknowledges that this Agreement is being entered into for the benefit of the Subscribers identified in the Purchase Agreement may be enforced by the Subscribers or the Collateral Agents, LLC on their behalf, and may not be amended without the consent of the Subscribers (in the manner described in the Purchase Agreement), which may be withheld for any reason.

[Signature Page Follows]

 IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

Umesh Patel
(Print Name of Holder)

/s/ Umesh Patel
(Signature of Holder)

Title:

Address for notices:

Fax: (______)

COMPANY:

CHINA YONGXIN PHARMACEUTICALS, INC.

By:	/s/ Yongxin Liu
Yongxin Liu, CEO